CleanSpark to Acquire 75 MW of Bitcoin Mining Sites in Wyoming for $18.75 Million

The agreement includes the potential to expand the sites by an additional 55 MW

Wyoming now third state in Company's portfolio of owned-and-operated bitcoin mining facilities

LAS VEGAS, May 9, 2024 – CleanSpark Inc. (Nasdaq: CLSK), America’s Bitcoin Miner™, today announced it has entered into definitive agreements to acquire two bitcoin mining locations in Wyoming, with 75 MW of available power, for a cash payment of $18.75 million. The agreement is anticipated to close in 45 days and the sites are expected to add over four exahashes per second (EH/s) once fully operational. The company plans to break ground on the new facilities shortly after closing.

The company plans to deploy a combination of S21 and S21 pros, the most powerful and efficient generation of bitcoin mining machines, from orders placed and fully funded earlier this year. The agreement includes the potential to expand the sites by an additional 55 MW. Combined, the two facilities would add over 7 EH/s to CleanSpark’s hashrate as the Company continues its path of sustained progress toward 50 EH/s.

“Just three short months ago, we took a leap and expanded into Mississippi,” said Zach Bradford, CEO. “Today, I’m pleased to share that we are continuing our journey with our westward expansion into Wyoming. Diversifying our portfolio is integral to our strategy and we are well positioned to take advantage of similar acquisitions in the wake of the halving.”

CleanSpark owns and operates eight different data centers across the American south, with nearly 400 MW currently under management. It co-locates about 50 MW of machines at a data center in upstate New York. The Company previously announced the purchase of three bitcoin mining sites in Mississippi with a hashrate of 2.4 EH/s. CleanSpark has one of the largest owned-and-operated bitcoin mining fleets in North America.

About CleanSpark

CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner™. We own and operate data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the timing and closing of the transaction; obtaining the additional 55 MW in Wyoming; anticipated additions to CleanSpark's hashrate and the timing thereof; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk

Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact

Brittany Moore

702-989-7693

ir@cleanspark.com

Media Contact

Eleni Stylianou

702-989-7694

pr@cleanspark.com